UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) -220-9973

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 7.01	Regulation FD Disclosure.

On January 30, 2024, LuxUrban Hotels Inc. (the “Company”) issued a press release announcing that it has signed and funded a 15-year Master Lease Agreement, plus two, five-year options, to operate The James NoMad Hotel in New York City. The James Nomad is a 353-room historic hotel and is LuxUrban’s largest operating rights acquisition to date. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

In addition to the foregoing, today the Company is announcing the termination of discussions to add the Royalton Hotel to its roster of properties. The removal of the Royalton Hotel (the “Royalton”) as a prospect for the Company is not expected to have a material impact on the company’s ability to achieve its previously stated financial goals for the full year 2024.

The Company filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023 (the “10-Q”). Under “Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Property Summary—Properties under lease, not operating,” the Company included a reference to the Royalton. The Company made similar references to the Royalton expressing its belief that the Company had entered into a Master Lease agreement and was expecting the Royalton to begin operating as part of the Company’s portfolio in subsequent press releases.

Today the Company is withdrawing its prior statements regarding the Royalton. The parties began working toward a transaction in early fall 2023. The Company believed based on correspondence received that the material terms of the transaction was agreed to. In addition, there was a commitment by a qualified banking institution to fund the letter of credit required under the proposed lease in a form agreeable by the landlord; however, a complete set of definitive agreements relating to the lease were not, and will not be, entered into by the Company.

In addition, based on the complexity and multi-step process of closing an MLA from lease execution, which was the previous policy for announcing acquisitions, on a go-forward basis the Company will only announce acquisitions when they are opened for hosting guests and have completed the entire MLA process.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press Release.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
		Name:	Brian Ferdinand
		Title:	Chairman and Co-Chief Executive Officer

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